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                                                                   Exhibit 11.1
                  Motorola, Inc. and Consolidated Subsidiaries
           Pro Forma Primary and Fully Diluted Earnings Per Common and
                             Common Equivalent Share
     Giving Retroactive Effect to the March 15, 1994 Two-For-One Stock Split
                     (In millions, except per share amounts)

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                                                             For the Years Ended
                                                            --------------------
                                                             Dec. 31,   Dec. 31,
                                                               1993       1992
                                                            --------------------
Net Income                                                  $ 1,022    $   576
Add:
Interest on Zero coupon notes due
          2009 and 2013, net of tax and
          effect of executive incentive and
          employee profit sharing plans                          15         18
                                                            -------    -------
Adjusted net income before cumulative
          effect of change in accounting
          principle                                           1,037        594
                                                            -------    -------
Cumulative effect of a change in
          accounting principle, net of tax                      ---       (123)
                                                            -------    -------
Adjusted net income
                                                            $ 1,037    $   471
                                                            -------    -------
                                                            -------    -------

EARNINGS PER COMMON AND COMMON
          EQUIVALENT SHARE - PRIMARY:
- ----------------------------------------------
Weighted average common shares
          outstanding                                         548.8      534.1
Common equivalent shares:
          Stock options                                        12.9        7.5
          Zero coupon notes due 2009 and 2013                  20.9       24.0
                                                            -------    -------
Common and common equivalent
          shares-primary (in millions)                        582.6      565.6
                                                            -------    -------
                                                            -------    -------

Net earnings per share before
          cumulative effect of change in
          accounting principle                              $  1.78    $  1.05
Cumulative effect of change in
          accounting principle per share                        ---       (.22)
                                                            -------    -------
Net earnings per share - primary                            $  1.78    $   .83
                                                            -------    -------
                                                            -------    -------

EARNINGS PER COMMON AND COMMON
      EQUIVALENT SHARE - FULLY DILUTED:
- ----------------------------------------------
Weighted average common shares
          outstanding                                         548.8      534.1
Common equivalent shares:
          Stock options                                        14.0        9.0
          Zero coupon notes due 2009 and 2013                  20.9       24.0
                                                            -------    -------
Common and common equivalent
     shares-fully diluted (in millions)                       583.7      567.1
                                                           --------    -------
                                                           --------    -------

Net earnings per share before
          cumulative effect of change in
          accounting principle                              $  1.78    $  1.05
Cumulative effect of change in
          accounting principle per share                        ---       (.22)
                                                            -------    -------
Net earnings per share - fully diluted                      $  1.78    $   .83
                                                            -------    -------
                                                            -------    -------

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